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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

       Date of Report (Date of earliest event reported): December 31, 2003

                         NORTHERN BORDER PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

          DELAWARE                     1-12202                   93-1120873
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)           Identification No.)

               13710 FNB PARKWAY                                68154-5200
                OMAHA, NEBRASKA                                 (Zip Code)
   (Address of principal executive offices)

                                 (402) 492-7300
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

Two of our general partners, Northern Plains Natural Gas Company ("Northern Plains") and Pan Border Gas Company ("Pan Border"), are owned by Enron Corp. ("Enron"). In addition, all of the common stock of Portland General Electric Company ("PGE") is owned by Enron. As the owner of PGE's common stock, Enron is a holding company for purposes of the Public Utility Holding Company Act of 1935 ("PUHCA"). If Enron does not qualify for an exemption under PUHCA it must register as a holding company and PUHCA would impose a number of restrictions on the operations of registered holding company systems that would affect Enron and its subsidiaries, including Northern Plains and Pan Border. Additionally, because of the voting interest held by Enron through its general partner interests in us, we and certain of our subsidiaries would also presumptively become subsidiaries within the Enron holding company system.

On December 29, 2003, the Securities and Exchange Commission ("SEC") issued an order denying two applications filed by Enron seeking exemption as a public utility holding company under Sections 3(a)(1), 3(a)(3) and 3(a)(5) of PUHCA. The SEC order found, relative to the application under Section 3(a)(1), that Enron's subsidiary, PGE, is not predominantly and substantially intrastate in character and does not carry on business substantially in a single state. Relative to the application under Sections 3(a)(3) and 3(a)(5), the SEC found that Enron was unable to establish that it is only incidentally a holding company and that it derives no material part of its income from an electric utility subsidiary.

On December 31, 2003, Enron and other related entities filed an application under Section 3(a)(4) of PUHCA. This application claims, for each of the applicants, an exemption as a public utility holding company based on the temporary nature of the applicants' current or proposed interest in PGE under the chapter 11 plan filed by Enron and certain of its subsidiaries.

Under Section 3(c) of PUHCA, we and our subsidiaries are entitled to a temporary exemption from PUHCA until the SEC has acted on Enron's Section 3(a)(4) application.

Further discussion of potential impacts to us are described in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our quarterly reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003 and in our 8-K filed April 17, 2003.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Northern Border Partners, L.P.
                                   ( A Delaware Limited Partnership)

                                   By: /s/ Jerry L. Peters
                                       -----------------------------------------
                                           Jerry L. Peters
                                           Chief Financial & Accounting Officer

Dated:  December 31, 2003